Exhibit 10.1

REF: F:/CMS/10.5.07

[TRANSLATED FROM THE HEBREW]

Unprotected Lease Agreement

Made in Rehovot on the 11th day of May 2006

Between:

1.                                       Niber Promotions and Investments Ltd., Private Company 511472607

37 Ben Yisrael Street, Kfar Gibton 76910

2.                                       Atido Holding Ltd, Private Company 512613902

16 Dizenchuk Street, Tel Aviv 69395

3.                                       Roller Electric Works Ltd., 512616434

P.O. Box 827, Kfar Shmaryahu

Jointly and Severally

(hereinafter, the “Lessor”)

and

Kailight Photonics Ltd., Private Company 513014332

By its permitted signatories acting in its name:

Sagi Tzedaka, Identification Number 59225128 and Iris Sherman-Barr

Identification Number 57097016

2 Bergman Street, Rehovot

Telephone 08-9470070; Facsimile: 08-9470771

(hereinafter, the “Lessee”)

WHEREAS,                                The Lessor, in unequal parts divided among its individuals, is the owner of a total area of approximately 668 square meters (gross) on the fourth floor of the Lev Hanitzan building in the Nes Ziona scientific park, which is built upon Block 18, Lot 3850 (hereinafter, the “Building”) as marked in yellow on the sketch attached to this Agreement as Annex A (hereinafter, the “Area”), and of three underground parking spaces as will be marked by the Lessor after the parking spaces are divided among all of the Building’s owners, and after they are divided and

              /S/                                       /S/                                                              /S/                                                       /S/
ROLLER ELECTRIC WORKS  ATIDO HOLDINGS LTD.  NIBER PROMOTIONS & INVESTMENTS LTD.  KAILIGHT PHOTONICS LTD.

WORD POWER LTD, THE PROFESSIONAL LEGAL TRANSLATORS, TEL. 09-7444041; FAX. 09-7455327

determined as aforesaid, they will be marked in yellow on a sketch that will be attached to this Agreement as Annex B, and thirteen above ground parking spaces as will be marked by the Lessor after the parking spaces are divided among all of the Building’s owners, and after they are divided and determined as aforesaid, they will be marked in yellow on a sketch that will be attached to this Agreement as Annex C, (the underground parking spaces and the above ground parking spaces will hereinafter be referred to as the “Parking Spaces”), (the Area and the Parking Spaces will hereinafter be referred to as the “Premises”); and

WHEREAS,                                all of the Lessors are interested in leasing the entire Premises to the Lessee by an unprotected lease, and the Lessee wishes to lease the Premises by an unprotected lease for the period, during the time and on the conditions that are detailed below in this Agreement; and

WHEREAS,                                in order to make the process of executing this Lease Agreement more efficient, the Lessors appointed Mr. Joseph Barr (of Niber Promotion and Investments Ltd.) as the sole representative on their behalf, including for purposes of collecting lease payments, for dealing with all matters that arise as a result of the Lease Agreement, and all without derogating from the Lessor’s responsibility to fulfill its obligations under this Agreement; and

WHEREAS,                                the parties wish to define their mutual relations, rights and obligations, all in accordance with and as detailed in this Agreement.

Therefore, it is Agreed and Conditioned among the Parties as Follows

1.                                       Introduction

a.                                       The parties’ declarations, the preamble and the annexes constitute an integral part of this Agreement.

b.                                      The headings of this Agreement’s sections are for location and convenience only, and shall not serve for purposes of interpreting this Agreement.

2.                                       The Lease and its Goals

a.                                       The Lessor hereby leases the Premises to the Lessee and the Lessee hereby leases the Premises from the Lessor subject to and in accordance with the provisions of this Agreement.

b.                                      The goal of the Lease is for offices and laboratories.

c.                                       The Lessee declares that the foregoing goal is the only goal for which it is leasing the Premises and it hereby undertakes not to use the Premises or any part thereof for any other purpose without the Lessor’s prior written consent, which may be refused in the Lessor’s sole discretion without the Lessee having any complaint or claim against the Lessor as a result thereof.

d.                                      The Lessee represents that it is expert in the conditions necessary for obtaining any license and/or approval and/or permit for purposes of its operation and the work therein that are required by law, and before executing this Agreement, the Lessee actually checked the appropriateness of the Premises for its needs and for the Lease’s purpose, and the possibility of obtaining licenses, permits and approvals that are required to operate the Premises for the Lease’s purposes based upon the City Planning Scheme and under any law, and the Lessee found the Premises appropriate for the Lease’s purpose and therefore it hereby waives any claim of inappropriateness of the Premises for its purpose.

e.                                       The Lessee shall be solely liable to obtain all the required licenses and permits, to the extent required, from any local and/or municipal and/or government and/or other authority for purposes of managing its business and shall bear all of the payments, impositions and fees that derive therefrom. The Lessee represents that the Lessor is not liable to it to obtain any such license or permit.

f.                                         The Lessee undertakes to fulfill the conditions of any such license during the course of the Lease period, and undertakes to obey all of the laws, regulations and auxiliary statutes and all of the conditions that are included in the operating licenses and/or operating permits and/or operating approvals that apply to the Premises, to its use, and to the business and activities that will take place therein during the Lease period.

g.                                      During the entire Lease period, the Lessee will see to the renewal of any license and/or permit and/or approval that are required for its business in the Premises such that during the entire Lease period and during any part thereof, work in the Premises and its operation shall be conducted as required under any law and pursuant to the City Planning Scheme and to the conditions of any license, permit, approval, instruction, regulation and order that are issued from time to time by any competent authority in connection with its business that is carried out in the Premises.

h.                                      It is agreed that the failure to obtain, the cancellation or the suspension of any license as aforesaid shall not constitute a justification for the Lessee canceling this Agreement, and shall not derogate from the Lessee’s undertakings under this Agreement including the full payment of all Rent payments.

i.                                          It is agreed among the parties that if for any reason any legal prohibition or restraint prevents the Lessee from using the Premises for the Lease’s purpose, the Lessee shall not be entitled to void this Agreement, and shall not be released from the obligation to carry out — in a full and timely manner — all of its obligations, including the payment of the Rent during the entire Lease period.

3.                                       Inapplicability of Tenant Protection Law

The Lessee represents and warrants that:

a.                                       It did not invest, did not pay and did not undertake to pay any amount of money or any other payment of any kind for or in connection with changes, renovations, repairs, additions, improvements and installations of any kind to the Premises that grant it any rights against the Lessor. To the extent that the Lessee paid any amount whatsoever, or any other payment of any type, or if it undertook to make any such payment as stated above, or if it makes any investment in the Premises, including equipment and apparatus, it shall not be entitled to claim that the payment and/or investment constitutes key money or a payment under Section 82 of the Tenant Protection Law (Consolidated Version) — 1972, and such payment and/or investment shall be considered a voluntary act of the Lessee that does not grant it any right of any type against the Lessor.

b.                                      It did not pay or undertake to pay in any form or manner, and the Lessor did not receive and did not undertake to receive in any manner, any key money and/or payment for and/or in connection with the Premises’ lease other than Rent under this Agreement, and the Lessee agrees that it shall not be entitled to any key money and/or payment and/or consideration and/or compensation of any kind or type when and/or as a result of vacating the Premises.

c.                                       That the provisions of the Tenant Protection Law (Consolidated Version), 5732-1972, including any regulations thereunder in the past or in the future, and any other law or regulation to protect tenants shall not apply to the Lease of the Premises by the Lessee under this Agreement, and the Lessee is not and shall not be a protected tenant and/or entitled to any rights thereunder, and without derogating from the generality of the foregoing, under the provisions of any law that limit the Lessor’s right to eject the Lessee from the Premises whether during the Lease period or after its conclusion, even if the Tenant Protection Law and/or any other law or regulation is amended, and the Lessee shall be required to vacate the Premises at the end of the Lease period and under this Agreement and/or upon its termination under this Agreement without the Lessee being entitled to any payment and/or right whatsoever from the Lessor and/or from any third party whatsoever in consideration of and/or following its vacating the Premises.

4.                                       Lessee’s Representations

a.                                       The Lessee represents that:

1)                                      Before executing this Agreement, it saw, inspected and tested the legal, planning and physical condition of the Building and the Premises, including its approaches and surroundings and the City Planning Schemes applicable to it and every other detail connected to it;

2)                                      That it found the Building and the Premises in good condition AS IS, in good repair and fit for use, and appropriate in every respect for its goals, subject to the Lessor’s undertaking to carry out the work pursuant to the change detail that is Annex D to this Agreement, and based upon the division of costs for performing the work, all as detailed in Section 13 below, and subject to a Form 4 being granted for the Premises at the delivery of possession and to the two Building elevators working (one freight elevator and one passenger elevator) and to the Premises being connected to three-phase electricity (subject to the Lessee signing the required Electric Company documents for purposes of receiving an electric meter for the Premises). The Lessee hereby waives any claim of any type or kind regarding the Premises and/or the Building, including any claim of choice due to blemish and/or defect and/or inappropriateness and/or failure to obtain a license and/or the possibilities for its use.

3)                                      It is legally authorized to enter into this Agreement, and there is no legal or [other] impediment to its entering into the provisions of this Agreement, or to using the Premises for the purpose of this Agreement.

4)                                      That it knows that the Lessor is authorized to perform work on the project, in the Building and around it, including development work, changes, renovations, additional construction, etc. during the entire Lease period, and the Lessee is not entitled to object and to disturb the performance of such work and shall not have any complaint and/or claim against the Lessor therefor, provided that it is not prevented from reasonable and appropriate use of the Premises themselves and of the access thereto due to any of the foregoing.

5)                                      That it was notified by the Lessor that the Lessor shall be entitled to operate and/or sell and/or lease its rights to the other units in the Building and/or the project to any third party for any purpose, even if this purpose is identical to the Lease’s purpose under this Agreement, and the Lessee shall not have any complaint and/or claim against the Lessor therefor.

5.                                       Lease Period

a.                                       The Lessor hereby leases the Premises to the Lessee and the Lessee hereby lease the Premises from the Lessor for a period of forty-eight months beginning on 1 July 2006 until 30 June 2010 (hereinafter, the “Lease Period”).

b.                                      The Lessee is hereby granted the right to extend the Lease Period for two option periods, as follows: the first option — to extend the Leaser Period for an additional twenty-four month period beginning on 1 July 2010 and ending on 30 June 2012 (hereinafter, the “First Option Period”), the second option — for an additional period of twenty-four [months] beginning on 1 July 2012 and ending on 30 June 2014 (hereinafter the “Second Option Period”) (the two option periods shall be referred to below as the “Option Period”), provided that all of the following conditions are fulfilled:

1)                                      The Lessee shall deliver prior written notice to the Lessor at least ninety days before the conclusion of the Lease Period and ninety days before the end of the First Option Period, respectively, that it wishes to exercise the option;

2)                                      The Lessee shall have fulfilled all of its undertakings under the Lease Agreement to that point totally and completely during the entire Lease Period;

3)                                      The Lessee shall have attached security to the foregoing notice as detailed in Section 14 below;

4)                                      The Lessee shall have attached to the foregoing notice a confirmation from the insurance company regarding the extension of the effectiveness of the insurance policies cited in Section 8 below.

c.                                       Subject to the provisions of Section 5b above, if the Lessee exercises the option, all of the provisions of this Agreement shall apply to the Option Period mutatis mutandis, except for the Lessee not having the right to extend the Lease Period at the end of the Option Period, and in any place where this Agreement says “Lease Period,” that period shall also be deemed to include the Option Period.

d.                                      The Lessee shall not be authorized to truncate the Lease Period and/or the Option Period, and it shall be required to make the Lease payments during the entire Lease Period or Option Period (if it exercised the Option) whether or not it used the Premises. Notwithstanding the foregoing, the Lessee shall have the right to terminate the Lease under this Agreement before the end of the Lease Period if all of the following conditions occur: (a) the Lessee gave written notice thereof to the Lessor six months before the end of the third year of the Lease Period only (hereinafter, the “Notice”) then the Lease Period will end six months from the date of the Notice’s receipt which shall be called the exit date; (2) the Lessee fulfilled all of its undertakings under this Agreement and made all of the payments it was required to make until the exit date; (3) the Lessee shall attach a check to the Notice that shall constitute payment for the relative portion of the Work and changes that were made to the Premises under Annex D to this Agreement for the Lease Period that was not used pursuant to the parties’ agreement and that has been determined to be $20,000 plus value added tax as required law.

e.                                       The Lessee undertakes to appear at the Premises on the date of delivery of possession, that is 1 July 2006, in order to accept possession of the Premises and to verify its acceptance in writing. For the avoidance of doubt, it is hereby clarified that whether or not the Lessee appears on the date of delivery of possession in order to accept the keys to the Premises and/or certifies its acceptance of the Premises in writing, all of its undertakings and obligations under this Agreement will apply to the Lessee, including, without limitation, the payment of Rent and management fees, and the Lessee shall be deemed to have accepted possession of the Premises on that date.

6.                                       Rent

a.                                       The monthly rent for each month of the Premises’ Lease during the first year is an amount in New Israeli Shekels equal to $7171 (seven thousand one hundred and seventy-one dollars) plus value added tax at the rate that is in effect from time to time pursuant to any law that is in effect at the date fixed for paying the Rent (hereinafter, the “Rent”). The Rent is pursuant to the division detailed below: a. For the Premises as defined in the first recital: an amount equal to $9.50 plus value added tax for each square meter, and in total $9.50 x 668 square meters = $6346 plus value added tax; b. $80 for each underground parking space and in total $80 x 3 underground parking spaces = $240 plus value added tax; c. $45 for each above ground parking space and in total $45 x 13 above ground parking spaces = $585 plus value added tax.

b.                                      In the second and third years of the Lease Period, Rent for each month under the Lease of the Premises will be an amount in New Israeli Shekels equal to $7505 plus value added tax.

c.                                       In the fourth year of the Lease Period, Rent for each month under the Lease of the Premises will be an amount in New Israeli Shekels equal to $7839 plus value added tax.

d.                                      In each year of the Option Period, the Rent will rise by an additional 5% compared with the Rent that was paid in the last month of the previous year.

e.                                       Rent for the first three months of the Lease shall be paid upon this Agreement’s execution. The Rent for three additional months, that is the fourth, fifth and sixth months, shall be paid upon this Agreement’s execution by a check post-dated to the date of delivery of possession of the Premises, that is to the beginning of the Lease Period. The Rent for the remaining Lease months shall be paid every three months in advance beginning from the seventh month from the beginning of the Lease Period on the first day of each quarter as aforesaid. In the event that the payment date falls on the Sabbath or on a Holiday, then the payment date shall be postponed to the next succeeding business day.

f.                                         All of the Rent without exception shall be paid by the Lessee to the three individuals of the Lessor based upon the following division: 12.87% to Lessor number 1, 22.38% to Lessor number 2 and 64.75% to

                                                Lessor number 3, against the receipt of separate invoices from each of the individual Lessors pursuant to its percentage interest in the Premises.

g.                                      The Rent shall only be paid on a date that a new representative rate of exchange for the United States dollar is published by the Bank of Israel, on which trading takes place in foreign currency at the commercial banks in Israel, and that is published no later than 11:00 AM. Payment shall be calculated based upon the representative rate that is published by the Bank of Israel on the payment date. Any payment that is made after 11:00 AM and/or on a date on which a representative rate of exchange is not published by the Bank of Israel and/or on which no such trading in foreign currency takes place shall be calculated based upon the higher of the first representative rate that is published after payment is made or based upon the representative rate that was known at 11:00 AM on the date fixed by this Agreement for payment.

h.                                      Payment of Rent or any other payment that falls upon the Lessee under this Agreement in a full and timely manner is a principle condition of this Agreement, and the failure to timely make any payment where the delay exceeds fourteen days shall be considered a fundamental breach of this Agreement by the Lessee and shall grant to the Lessor all of the remedies under this Agreement and/or under any law, including the right to seek to eject the Lessee from the Premises immediately after the delay in payment. Without derogating from the Lessor’s right to demand that the Lessee vacate the Premises and any other remedy, if the Lessee is late in paying the Rent or any other payment to the Lessor under this Agreement, such amount shall be paid based upon the higher of the following dollar exchange rates: the known exchange rate on the date of actual payment or the exchange rate at which the payment should have been made to the Lessor under this Agreement. Similarly, the amount that is late shall be paid with default interest at the highest rate then in effect at Bank Leumi for Shekel-denominated current loan accounts beginning on the first day of lateness and until the actual payment date. Similarly, in this case, the entire Rent payment for the entire Lease Period may be accelerated.

7.                                       Taxes and Expenses

a.                                       All of the following payments shall apply and shall be paid by the Lessee to the extent that they relate to the period from the beginning of the Lease Period until the later of the end of the Lease Period and/or until the date on which the Lessee vacates the Premises and actually returns them to the Lessor.

1)                                      City taxes (Arnona), fees, impositions, required payments and all governmental or municipal taxes that apply and/or that may apply in the future to the Lessee and/or the Premises and/or that are for services that are delivered to the Lessee and/or on its behalf, and including business taxes, billboard taxes and any tax or fee or imposition that applies to the Lessee under any legal provisions.

2)                                      Payment of the ongoing expenses including, and without derogating from the generality of the foregoing, payments of management fees to the management company, electricity, water, air conditioner maintenance, etc. In any event, the Lessee shall not be required to pay more than its share in these expenses if the rest of the building is not populated.

3)                                      Management fees at a rate to be fixed by the management company. Management fees shall be paid directly to the management company on the dates set forth in the management agreement.

b.                                      The Lessee undertakes to notify the city of Nes Ziona, the Electric Company, and the Bezeq Company immediately upon this Agreement’s execution that it is obligated to pay the municipal taxes, the electricity and the telephone to them. The Lessee shall deliver to the Lessor a power of attorney to carry out these acts on its behalf.

c.                                       The Lessee undertakes to produce to the Lessor from time to time upon the Lessor’s demand copies of all of the receipts and certifications to prove payment of all of the payments that apply to it under this Agreement’s terms.

8.                                       Insurance

a.                                       Without derogating from the Lessee’s undertakings under this Agreement, under any law, and under the terms of the management agreement, the Lessee undertakes that before it takes possession of the Premises, it will arrange and keep the insurances detailed below (hereinafter, the “Lessee’s Insurances”) in effect during the entire Lease Period with a legally licensed insurance company of good repute, that it shall timely pay the premiums therefor, and that it shall fully and exactly carry out all of the provisions of the insurance policies:

1)                                      Expanded fire insurance with a rider to include the premises’ contents, including equipment, inventory, furniture and fixtures that were installed by the Lessee, and anything that serves the Premises and is located therein, near it and/or attached to it, and any change, improvement or addition to the Premises that was made and/or may be made in the future by the Lessee and/or on its behalf, at their full replacement value, against loss or damage as a result of the customary risks; “expanded fire” to include as a result of fire, smoke, lightning, explosion, earthquake, riots, strikes, deliberate damage, storm, downpour, flood, damage from leaks and collapses, damage from motor vehicles, damage from airplanes, theft and robbery.

The insurance shall include an explicit condition pursuant to which the insurer waives its subrogation right against the Lessor, the management company and their employees and against other lessees/purchasers in the project in whose insurance a similar paragraph regarding the waiver of subrogation against the Lessee is included, provided that the foregoing regarding the waiver of subrogation shall not apply to the benefit of a person who deliberately caused damage.

The Lessee undertakes to update the insurance amount from time to time so that it always reflects the full replacement value of the insured property thereunder.

2)                                      Third party liability insurance under the laws of the State of Israel, which insures the Lessee’s liability or that of anyone acting on its behalf against loss, injury or damage that occur on the Premises, in areas that are attached to it that fall under the Lessee’s responsibility and/or that are in its possession and vicinity, to the person and/or property of any person and/or entity whatsoever, including, and without derogating from the generality of the foregoing: its guests, invitees, customers, subcontractors and their employees, including without limitation as a result of the activity or business of the Lessee and/or those acting on its behalf, with liability limits in an amount equal to $3500 per square meter of the Premises, but the said amount shall not decline and shall not exceed $1,000,000 (one million United States dollars) per incident and in the aggregate during the insurance period.

This insurance shall not be subject to any limitation regarding liability resulting from fire, explosion, riot, lifting, loading or unloading apparatus, damaged sanitary equipment, poison, anything that damages food or drink, strike and lockout and also to limitations for subrogation and/or return claims from the National Insurance Institute.

The insurance shall be expanded to indemnify the Lessor, the management company and/or persons acting on their behalf, subject to the cross liability section, pursuant to which it shall be deemed to have been separately made with each of the individual Lessors.

3)                                      Employer’s liability insurance that insures the Lessee’s liability according to all of its employees for bodily, emotional or mental damage or death as a result of an accident or sickness under the Tort Ordinance and/or the Defective Products Law in an amount of 5,000,000 United States dollars and/or in the maximum amount that is customary in Israel at the date of the insurance’s issuance and/or renewal. This insurance shall not include any limitation regarding working hours, contractors, subcontractors and their employees, baits and poisons and also regarding the employments of youths and work at heights.

The insurance under this paragraph shall be expanded to indemnify the Lessor, the management company and/or those acting on their behalf in the event that it is claimed regarding the occurrence of any work accident and/or illness whatsoever that they have any obligations of an employer to any of the Lessee’s employees.

4)                                      Consequential damage insurance other than loss of the management fees due to the risks set forth in paragraph 8a above, at their full value during an indemnity period that shall not be less than twelve months. The insurance shall include a paragraph waiving the right of subrogation against the Lessor, the management company and those that act on their behalf, and against other lessees/purchasers in the Building in whose consequential damage insurance there is a similar paragraph regarding waiver of the subrogation right against the Lessee and provided that any such waiver shall not apply to the benefit of any person who deliberately caused damage.

Notwithstanding the foregoing, it is hereby agreed that the Lessee is entitled not to take out consequential damage insurance as aforesaid in this paragraph, in whole or in part, but in that instance the Lessee waives the right of claim against the Lessor or the management company for consequential loss, and what is stated in paragraph 8e regarding an exemption from liability shall apply as if the Lessee took out consequential damage insurance in full for which the Lessee is considered to be fully indemnified without any right of return or subrogation against any of the foregoing.

b.                                      All of the insurances listed in Section 8a shall include the following explicit conditions:

1)                                      The Lessee’s insurances precede any insurance that is taken out by the Lessor and/or by the management company and are “first line insurance” without a participation right of the Lessee’s insurers in the Lessor’s and/or the management company’s insurance, and without the right to claim from the Lessor’s and/or the management company’s insurers to divide the weight of the obligation under Section 59 of the Insurance Contracts Law, 5741-1981.

2)                                      It is an explicit condition that the Lessee’s insurance coverage shall not be reduced or canceled during the insurance period unless the insurer gives explicit notice thereof to the Lessor and to the management company by registered mail at least thirty days in advance.

c.                                       The Lessee undertakes to renew the above insurances as each insurance period ends and to carry them at all times during the Lease Period.

d.                                      No later than taking possession of the Premises, the Lessee shall provide the Lessor and the management company with a certificate from its insurer regarding the arrangement of the Lessee’s insurance as detailed in the form attached to this Agreement as Annex E to this Agreement (Certificate of Insurance Company Arrangements).

e.                                       The Lessee represents that it will have no complaint and/or demand and/or claim against the Lessor and/or against the management company and/or against those acting on their behalf and/or against other lessees/buyers and those having rights in the Building in whose contracts and/or in any other document that grants them rights in the

                                                Building there is a similar paragraph regarding exculpation from liability to the Lessee for damage for which it is entitled to be indemnified (or for which it would be entitled to be indemnified but for the co-payment that is contained in the policy and/or a breach of the policy’s conditions and/or underinsurance), based upon the Lessee’s insurances that are in force under Section 8a above, and provided that the foregoing regarding exculpation from liability shall not apply to the benefit of one who deliberately caused damage.

f.                                         If in the Lessee’s opinion there is a need to take out additional and/or complementary insurance beyond the Lessee’s insurances, then the Lessee undertakes to take out and maintain the additional and/or complementary insurance as aforesaid. The Lessee undertakes that any additional and/or complementary insurance to the Lessee’s insurances shall include a paragraph regarding waiver of subrogation against the Lessor and/or the management company regarding property insurances and/or the named insured shall be expanded to include the Lessor and the management company with respect to liability insurance, subject to the cross-liability section.

g.                                      Without derogating from the Lessee’s undertakings as stated above, in the event that the Lessee does not take out any of the insurances that it is obligated to take out under this Section, the Lessor shall be entitled — but not obligated — to take out the aforesaid insurance for the Lessee’s account. In such an event, the Lessee undertakes to immediately return to the Lessor all of the amounts that the Lessor expends on taking out these insurances, together with default interest at the highest rate that is customary at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor and until its actual receipt  by the Lessee to the Lessor.

h.                                      The Lessor shall ensure that the Building is insured with building insurance, and the Lessee shall participate to the extent of its pro rata share in the cost of this insurance as part of the management fee it is required to pay.

9.                                       Liability

a.                                       The Lessee will be liable for all of the damages of any kind or type that are caused to the Premises and/or the Building and/or the project and/or the Lessor and/or to any third party who is on the Premises and/or in the Building and/or the project, and that derive from acts and/or omissions of the Lessee, including acts [and] omissions of its employees, invitees, clients, persons acting on its behalf and/or as a result of managing its business on the Premises. It is also agreed that the Lessee shall be liable at its expense for arranging periodic, orderly and professional maintenance to the air conditioners on the Premises, including cleaning the filters, locating drips and leaks and the required ongoing maintenance that is required pursuant to the manufacturer’s instructions. In the event of defects in the Work, as defined in Section 13 below, which were not caused as a result of the Lessee’s act or omission, the Lessee shall give notice thereof in writing to the Lessor and the Lessor shall repair them.

b.                                      The Lessor shall not bear any liability or obligation whatsoever for any damage that is caused to the Premises and/or the Building and/or the project and/or bodily harm and/or loss and/or property damage of any kind that is caused to the Lessee and/or to its visitors and/or to any other person who is on the Premises or on his way to or from the Premises, and the Lessee takes upon itself the full liability for any damage of this sort and undertakes to compensate and indemnify the Lessor against any tort compensation that it may be obligated to pay or that it may be forced to pay as a result of such damage and against any expense that the Lessor expends in connection with any such damage as aforesaid together with default interest at the highest rate that is customary at Bank Leumi l’Israel for Shekel-denominated current loan accounts.

c.                                       The Lessee undertakes to compensate the Lessor and to indemnify it against any damage or expense that is caused to the Lessor due to any claim whatsoever that is filed against the Lessor, whether criminal or civil, to the extent that such claim derives from the failure to fulfill any undertaking by the Lessee under this Agreement or as a result of the Lessee’s behavior. In the event that fines are imposed on the Lessor as a result of the Lessee’s actions, the Lessor shall be entitled to indemnification from the Lessee.

10.                                 Assignment

a.                                       The Lessee undertakes not to deliver and/or transfer and/or assign and/or give as a gift and/or pledge and/or in any other way all or any of its rights under this Agreement and not to deliver the possession and/or use of the Premises and/or to lease the Premises and/or any part thereof by a sublease and/or otherwise and not to permit any person and/or entity to use the Premises and/or any part thereof whether with or without consideration. The Lessee shall not transfer its shares to another without the Lessor’s prior written consent. By executing this

                                                Agreement, the parties specifically determine that Section 22 of the Leasing and Borrowing Law, 5731-1971 or similar legal provisions that are enacted in the future shall not apply to the parties’ relations under this Agreement.

b.                                      Notwithstanding the foregoing in this Section, the Lessee shall be entitled to lease part of the Premises by sublease provided that all of the following conditions are fulfilled: (a) Before leasing part of the Premises by a sublease, the Lessor shall give its prior written consent to the sublessee’s identity. (b) The Lessee shall produce a signed approval from the sublessee in the form attached as Annex G. (c) The goal of the sublease shall be solely in accordance with the permitted uses under the city Planning Scheme. (d) The sublessee shall undertake to fulfill all of the Lessee’s undertakings pursuant to this Agreement. (e) The Lessee shall be solely liable vis à vis the Lessor for any of the sublessee’s acts and/or omissions and every breach of this Agreement by the sublessee shall be deemed a breach of the Lessee’s undertakings to the Lessor. (f) The sublessee shall have no direct rights against the Lessor and the sublease shall be conditioned upon this Lease Agreement with the Lessee being in effect and it shall immediately be terminated with this Agreement’s termination and/or with the completion of the Lease Period under this Agreement.

Notwithstanding the foregoing in this Section, the Lessee shall be entitled to propose a substitute lessee to the Lessor, whose identity shall receive the Lessor’s prior written approval in its sole discretion, and the substitute lessee shall execute an agreement that is identical to this Agreement’s provisions and shall provide the security required by this Agreement without the Lessor being required to make any changes in the Premises, and in such an event of a substitute lessee, the Lessor shall make the Rent payments and shall fulfill all of its undertakings under this Agreement until the beginning of the Lease Period with the substitute lessee.

c.                                       The Lessor shall be entitled to transfer and/or assign and/or sell the Premises, including its rights in the Premises under this Agreement, in whole or in part to any person and/or entity, without the need for the Lessee’s consent, provided that the Lessee’s rights under this Agreement are not impaired. The Lessee undertakes to execute any document that is required, if any, in connection with the Lessor’s transfer of its rights in the Premises.

11.                                 Lessee’s Undertakings

The Lessee undertakes:

a.                                       To permit the Lessor and/or the management company and/or their agents to enter into the Premises with prior coordination at any reasonable time in order to inspect the Premises’ condition and/or to show it to people and/or to other lessees and/or to carry out repairs on the Premises and this even if the repairs relate to another unit in the Building and have to be carried out from within the Premises. The Lessee hereby waives in advance any complaint or claim that is based upon the foregoing activities or that is based upon disturbance to its convenience. For the avoidance of doubt, it is clarified that the Lessor and/or the management company are under no obligation to carry out any repairs on the Premises.

b.                                      To use the Premises in a careful and proper manner and to prevent any breakage or damage in it, and if at any time there is any damage or breakage on the Premises or in any area connected therewith, to immediately repair any such damage or breakage at its expense except for reasonable wear and tear. In the event that the Lessee does not follow this paragraph’s conditions, the Lessor shall be entitled, without derogating from its right to any other cure or remedy to claim the price or estimated price of the repairs or of the estimated expenses of repairing any damage from the Lessee, whether during the Lease Period or thereafter, even without the Lessor actually carrying out the repairs, or the Lessor may repair the damages.

c.                                       Not to store or leave equipment, tools, materials, scraps, cartons, possessions, garbage, and other portables in the entrance or outside the Premises, including not making any change of any type that could change the Building’s outside façade.

d.                                      To conduct its business only within the Premises and it shall not be entitled to use any other part of the Building.

e.                                       To keep and perform all of the instructions, laws, auxiliary laws, regulations, orders, and City Planning Schemes of any competent authority that apply to the Premises and/or regarding the use of the Premises.

f.                                         To see to it that its employees and any other person acting on its behalf shall behave properly within the project, Building and Premises, in a manner that is appropriate to the project’s character.

g.                                      To properly obtain any license as is required to manage its business on the Premises.

h.                                      To maintain the Premises’ and its surroundings’ cleanliness and to use the Premises in a manner that will not cause tremors and/or pollution and/or smoke and/or noises and/or smells and/or nuisance and/or unpleasantness to the Building’s tenants and/or the project and/or visitors to the Building and/or the project.

i.                                          Not to hang signs on the Premises’ outside walls except in such place and being of such size and shape as shall receive the prior written approval of the Lessor and the management company and provided that these signs shall be erected with a license from the competent authorities and provided that all of the fees and payments for the signs are paid by the Lessee. It is clarified that the Lessor and the management company are not obligated to approve every hanging of signs by the Lessee and that such an approval shall be subject to the sole discretion of the Lessor and the management company. If signs are erected pursuant to this Agreement’s provisions, the Lessee undertakes to dismantle and remove them upon the completion of the Lease Period, and to repair at its expense any damage (if any) that is caused to the Premises and/or to the Building as a result of the signs being erected or their removal.

j.                                          Not to park their vehicles and/or other vehicles that they use except in the spaces that are included in the Premises.

k.                                       In the event that fines are imposed on the Lessor as a result of the Lessee’s actions, or in the event that the Lessor incurs expenses as a result of the Lessee’s actions, the Lessee shall compensate the Lessor for any damage that is caused to the Lessor as a result thereof.

l.                                          The Lessee shall be entitled to make use of the floor protected space that is located on the same floor as the Premises, provided that it also fulfills all of its obligations under this Agreement with respect to the floor protected space and subject to the provisions of any law and/or authorities and/or home front command and/or civil guard. Similarly, the Lessee undertakes to clear out the floor protected space and permit its use if it is required to do so by the authorities and/or the home front command and/or the civil guard, within twenty-four hours of the date that it is required to do so as aforesaid. The foregoing does not derogate from the Lessee’s undertaking to fulfill all of this Agreement’s provisions regarding the floor protected space vis à vis the Lessor, including, but not only, regarding vacating it on the conclusion of the Lease Period in accordance with this Agreement’s provisions.

12.                                 Repairs to the Premises

a.                                       The Lessee hereby agrees and confirms that the Lessor or persons acting on its behalf shall be entitled but not obligated to make any repair and/or other act that the Lessee is required to make under this Agreement in place of the Lessee, and to claim the expenses that it incurred, and this without derogating from the Lessor’s other rights under this Agreement, and the Lessee undertakes to return immediately to the Lessor upon its first demand all of the expenses that the Lessor incurs as a result thereof, including default interest at the highest rate in effect at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor until its actual receipt by the Lessee for the Lessor, and all and this  without derogating from any other rights that the Lessee has under this Agreement or any law. For the avoidance of doubt, it is hereby clarified that nothing in this Section shall release the Lessee from its liability to carry out the said repairs.

13.                                 Changes to the Premises

a.                                       The Lessor undertakes to make all of the changes and to carry out all of the work on the Premises that is detailed in the annex that is attached to this Agreement as Annex D through a third party no later than the beginning of the Lease Period (hereinafter, the “Work”). Notwithstanding any other provisions of this Agreement, it is agreed that a delay of up to two weeks in performing the Work shall not be deemed a breach of this Agreement and shall not entitle the Lessee to any cure and/or remedy and the Lessee shall have no complaint to the Lessor due to such a delay. In the event of such a delay, the commencement of the Lease Period shall be delayed accordingly. The Lessor shall bear the cost of the Work up to $240 per square meter plus value added tax. The entire cost of performing the work beyond the amount of $240 per square meter plus value added tax (hereinafter, the “Remaining Work”) shall fall upon and be paid by the Lessee immediately upon demand therefor by the third party and subject to the third party’s consent to perform the Remaining Work. If the third party does not consent to perform the Remaining Work, or if the Lessee does not pay the aforesaid amount to the third party, the third party shall be exempt from performing the Remaining Work, and the Premises shall be deemed to have been accepted by the Lessee as it was supposed to be at the delivery date, and from that time onwards, the Lessee shall be obligated to keep all of this Agreement’s provisions that apply from the date that possession is delivered. For the avoidance of doubt, it is hereby clarified that in any event in which the Work is not completed when the Lease Period is scheduled to begin, that is on 1 July 2006, due to an act and/or omission of the Lessee, the Premises shall be deemed to be accepted by the Lessee in the condition in which it was to be on the date that possession is delivered, that is on 1 July 2006, and from that time onwards the Lessee shall be obligated to keep all of this Agreement’s provisions that apply from the date of delivery of possession, that is from 1 July 2006.

b.                                      The Lessee undertakes not to make any changes and/or additions and/or construction work of any type and kind in the Premises without receiving prior written permission from the Lessor. The Lessor shall be entitled to refuse the Lessee permission to carry out the changes on reasonable grounds, and the Lessee shall not have any complaint and/or claim against the Lessor as a result thereof.

c.                                       In the event that the Lessor confirmed in writing to the Lessee that certain changes to the Premises could be made, all of the expenses that are involved in performing the work and/or changes shall fall solely upon the Lessee and it shall also be responsible to obtain each building permit in each event in which there is a need therefor. The Lessee shall not carry out any change and/or work that is connected with the issuance of a building permit from any competent authority unless the Lessee legally obtained a permit and subject to the prior written approval of the Lessor.

d.                                      The Lessee shall pay any fee, tax or imposition that is involved in obtaining any building permit in any event in which there is a need for one in order to carry out the work set forth in clauses b and c above, and shall be solely liable for all of the work that is carried out, and shall insure its employees and/or agents at its own expense against any damage and/or loss they may incur during and/or following from and/or as a result of performing the work, and it shall take out third party insurance against any damage and/or loss that are liable to occur to the Lessor and/or to the Premises and/or to any third party. The Lessee shall see to it that the insurance policies shall include the Lessor as an additional insured without a right of subrogation and without the Lessor having any obligation to pay insurance premiums. The Lessee shall not be entitled to perform any work or changes before the foregoing insurance in this Section is arranged and before a copy of this policy is presented to the Lessor.

e.                                       Any change made by the Lessee not in accordance with this Agreement shall be deemed a fundamental breach of this Agreement that shall grant to the Lessor all of the remedies that it has under any law and under the Agreement, including the right to demand the immediate vacating of the Premises or to instruct the Lessee to demolish the work and changes, and in that case, the Lessee shall be required to demolish the said work and/or changes at its expense and to carry out all that is required to return the Premises to their previous state within seven days of the date that the Lessor demands that it do so. Without derogating from the Lessee’s obligation to do so, in the event that the Lessee does not return the Premises to their previous state, the Lessor shall be entitled — but not obligated — to do so for the Lessee’s account and in that event the Lessee undertakes to immediately refund to the Lessor upon its first demand all of the expenses that it incurs in doing so, together with default interest at the highest rate in effect at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor and until its actual receipt by the Lessee to the Lessor, and everything and this being without derogating from the other rights that the Lessee has in its possession under this Agreement and/or any law.

f.                                         Similarly, any change that is made in the Premises, including a change with respect to which the Lessor has consented, shall be deemed to be the Lessor’s property without the Lessor being obligated to pay for it, unless the Lessor demands that the Lessee return the Premises to its previous state, in which case the Lessee must do so at its expense by the date fixed for vacating the Premises. The Lessor shall have the right to return the Premises to their previous state on the Lessee’s account, and the Lessee undertakes to immediately refund to the Lessor upon its first demand all of the expenses that it incurs in doing so, together with default interest at the highest rate in effect at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor and until its actual receipt by the Lessee to the Lessor, and everything and this being without derogating from the other rights that the Lessee has in its possession under this Agreement and/or any law.

g.                                      The Lessee shall pay Rent to the Lessor for the entire period that is fixed in this Agreement even if it is ejected from the Premises before the end of the said period following a breach of this Section.

h.                                      The Lessee shall pay Rent to the Lessor based upon the calculation set forth in this Agreement even if the Lease Period ends during the period that is required to return the Premises to their previous state.

14.                                 Security

To secure all of the Lessee’s obligations under this Agreement, including and without derogating from any of the Lessee’s other obligations, timely vacating the Premises, the payment for any damage that is caused to the Premises, the payment of Rent and the payments that are imposed upon the Lessee under this Agreement, the following provisions shall apply:

The Lessee hereby delivers to the Lessor upon this Agreement’s execution an unconditional bank guarantee linked to the dollar in an amount equal to six months of Rent, which may be realized at any time and which shall remain in effect for the entire Lease Period and for two additional months (hereinafter, the “Security”). The Lessor shall be entitled at any time to extend the expiration of the bank guarantee in order that it shall be in effect during the entire Lease Period and/or the Option Periods if they are exercised (plus two additional months).

The Lessor shall realize the aforesaid Security and/or any part thereof in its sole discretion based upon the value of any breach and/or damage if the Lessee does not fulfill its undertakings under this Agreement, including if the Lessee does not timely vacate the Premises and/or does not make any Rent payment or payment that is imposed upon it by law and under the Agreement, and if it does not pay for damages that were caused to the Premises.

It is hereby clarified that realizing the said Security or any part thereof by the Lessor shall not grant the Lessee any rights in the Premises and such an act shall not constitute a waiver or conditioning of any of the Lessor’s rights and/or the Lessee’s obligations under this Agreement’s provisions and/or by law.

For the avoidance of doubt, it is agreed that for efficiency’s sake only, the Security shall be granted for the benefit of Niber Promotions and Investments Ltd., that is Lessor number 1, and it shall be entitled to realize upon it even if the Lessee breaches the Agreement with respect to the other Lessors.

For the avoidance of doubt, it is hereby clarified that the delivery of possession is conditioned upon the timely delivery of the bank guarantee as stated above and upon the arranging of insurance as detailed in Section 8d above.

The Security shall be returned to the Lessee within thirty days after the Premises is vacated at the end of the Lease Period, provided that the Lessee fulfilled all of its obligations under this Agreement.

15.                                 Management Company

The Lessee represents that the Lessors notified it that the house council will conduct negotiations with a management company for the sake of entering into a management agreement (hereinafter, the “Management Agreement”), which will provide various services to the building’s residents as shall be determined in the Management Agreement, which shall be attached to this Agreement as Annex F after it has been signed by the house council and the Management Company. The Lessee undertakes to execute the Management Agreement, and to fulfill all of its undertakings under the Management Agreement, including, but not only, to pay the management fee in the manner that is determined at the time that is determined and in addition to the Rent. The Lessee also undertakes to execute any management agreement that is entered into between the house council and a management company upon the expiration of the existing management agreement and to fulfill all of its undertakings under the management agreement, including, but not only, to pay the management fee in the manner that is determined at the time that is determined and in addition to the Rent.

16.                                 Agreement’s Cancellation

a.                                       Without derogating from the Lessee’s undertakings in this Agreement or from the Lessor’s right to receive any cure and/or other remedy (such as: specific performance of the Agreement and/or a claim for compensation for damages, etc.), this Agreement shall be deemed voided and canceled at the Lessor’s option, and the Lessee’s right to possess the Premises shall be immediately terminated and the Lessor shall be entitled to demand the immediate vacating of the Premises by the Lessee in the following cases:

1)                                      If the Lessee breaches or does not fulfill any of the conditions or undertakings that are included in this Agreement and does not cure the breach within fourteen days from the date that it receives written notice thereof from the Lessor.

2)                                      The Lessee is pronounced a bankrupt and/or a receiver is appointed for its assets and/or a temporary or permanent liquidator is appointed or an application for liquidation and/or an application for an arrangement of creditors and/or for a suspension of proceedings is filed against it or by it.

For the avoidance of doubt, it is hereby clarified that even in the event that the Agreement is canceled by the Lessor as stated above, the Lessee shall not be released from paying the Rent and other payments under this Agreement during the entire Lease Period.

17.                                 Vacating the Premises

a.                                       The Lessee undertakes to vacate the Premises at the earlier of the end of the Lease Period or if the Lessee breaches this Agreement and the Lessor demands that the Premises be vacated, even before the end of the Lease Period, and to return the Premises to the Lessor free and clear of any person or possession, in a clean, good, working state, and as ready for use as it was when the Lessee received it, with all of its apparatus and accessories working, with the Premises including any renovation or improvement that is permanently attached to it, even if the same were installed by the Lessee, unless the Lessor demanded that the Lessee remove the foregoing improvements and/or additions from the Premises. Similarly, the Lessee undertakes to return the Premises to the Lessor with the walls newly painted with the work being done by a professional and being of good quality.

b.                                      If the Lessee does not vacate the Premises at the end of the Lease Period, or if the Lessee breaches this Agreement and the Lessor demands that it be vacated before the Lease Period ends (and subject to the cancellation of the Agreement pursuant to this Agreement’s provisions) and the Lessee does not do so and/or if the Lessee does not timely pay the Rent and/or any other payment that falls upon it under this Agreement and/or if it committed any breach of this Agreement, the Lessor shall be entitled to enter the Premises and to take possession of all of the equipment that is found therein and to prevent the Lessee or anyone acting on its behalf from entering the Premises. The Lessor shall also be entitled to disconnect the air conditioning system, the electrical current and the water, and all without derogating from all of the remedies that are granted to it under the Agreement or by law. In this event, the Lessor shall not be liable in any manner for any damage of any type that is caused to the Lessee due to these actions.

c.                                       If the Lessee does not vacate the Premises in the manner and at the time that it is supposed to vacate it under this Agreement, then without derogating from any other right that the Lessor has by law and/or under this Agreement, the Lessee shall be required to pay to the Lessor an amount equal to 300% of the monthly Rent for each month’s delay or holdup (and a relative portion for each day’s delay) in delivering possession of the Premises to the Lessor and this as fixed compensation agreed in advance. Payment of the amount under this paragraph shall not grant the Lessee any right to continue to possess the Premises.

d.                                      Thirty days before the end of the Lease Period, the Lessor shall conduct an inspection of the Premises and shall send to the Lessee a list of the work that it must do in order to bring the Premises to the state described in clause a above. The Lessee undertakes that it will perform all repairs before the date for vacating the Premises pursuant to this Agreement’s provisions.

e.                                       In the event that the Lessee does not return the Premises to the Lessor in the state described above, the Lessee shall compensate the Lessor in all of the required amounts in order that the Lessor shall perform the said work without there being any obligation on the Lessor to do so.

f.                                         In the event that the Lessor itself carries out the work that is required to bring the Premises to the state required by clause a above, the invoices that it presents for the cost of work and/or materials and/or repairs shall constitute a fixed amount that shall entitle the Lessor to file a shortened procedure claim against the Lessee in the event that they are not paid within thirty business days from the date they are presented to the Lessee. In such an event, the repair period shall be deemed to have begun from the date that the repairs began and [in the event] that this period extends beyond the date for vacating the Premises, the Lessee shall be deemed not to have timely vacated the Premises with all that implies. Similarly, in such an event, the Lessee undertakes to return all of the expenses that the Lessor incurred therefor immediately upon the Lessor’s first demand, together with default interest at the highest rate that is customary at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor until its actual receipt by the Lessee to the Lessor, and this without derogating from any of the other rights that the Lessee has under this Agreement and/or by law.

18.                                 Compensation

a.                                       In the event that the Lessee breaches any provisions of this Agreement, then without derogating from the Lessor’s rights to any other cure by law and/or under this Agreement, it will be obligated to compensate the

                                                Lessor for any damage of any type that is caused to the other side as a result of that breach.

b.                                      Without derogating from everything that is stated in this Agreement, if the Lessee commits a fundamental breach of this Agreement’s provisions, then without derogating from the Lessor’s right to terminate this Agreement and to demand any other cure and/or remedy to which it is entitled under this Agreement and/or by law, the Lessee shall be required to compensate the Lessor in an amount in Shekels that is equal to $20,000 based upon the representative rate of exchange of the United States dollar as published by the Bank of Israel at the time of actual payment. It is hereby agreed that the provisions of Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 13, 14, 15 and 16 of this Agreement are deemed to be fundamental provisions and the breach of any of them shall be deemed a fundamental breach of this Agreement, as that concept is defined in the Contracts Law (Remedies for Breach of Contract), 5731-1970. This paragraph shall be deemed to have been written specifically and separately in each Section mentioned in this paragraph.

c.                                       In the event that the Lessee does not make any payment that it must make under this Agreement, it shall constitute a breach of this Agreement by the Lessee that will grant the Lessor all of the remedies that are granted to it under any law, and without derogating therefrom the Lessor shall be entitled but not obligated to make the payment in the Lessee’s place and the Lessee shall be obligated to return the payment to the Lessor together with default interest at the highest rate that is customary at Bank Leumi l’Israel for Shekel-denominated current loan accounts, all from the date of payment of any amount by the Lessor until its actual receipt by the Lessee to the Lessor.

19.                                 General

a.                                       It is agreed that since Lessor number 3 has rights in the area that are in addition to the Premises, and that are located on the same floor (hereinafter, the “Additional Area”), if Lessor number 3 is interested in letting the Additional Area to a third party, and only in that event, Lessor number 3 shall give written notice thereof to the Lessee together with the lease conditions. Within seven days of the date that it receives the notice, the Lessee shall notify Lessor number 3 whether it is interested in leasing the Additional Area pursuant to the conditions that were determined by Lessor number 3. If during the aforesaid seven-day period, the Lessee notifies Lessor number 3 that it is interested in leasing the Additional Area, the Lessee shall execute a lease agreement with Lessor number 3 within three days. If the Lessee does not deliver any notice to Lessor number 3, or if it notifies Lessor number 3 that it is not interested in leasing the Additional Area, or if the Lessee notifies Lessor number 3 that it is interested in leasing the Additional Area but the Lessee does not execute a lease agreement as aforesaid, then Lessor number 3 shall be entitled to lease the Additional Area or any part thereof to a third party, and the Lessee shall have no complaint or claim as a result thereof.

b.                                      The provisions of the Contracts (Remedies for Breach of Contract) Law, 5731-1970 shall apply to a breach of this Agreement.

c.                                       No waiver, extension or failure to act by the Lessor, whether generally or in a timely manner shall be deemed a waiver of any of the Lessor’s rights under this Agreement.

d.                                      Any change to this Agreement’s conditions shall only be effective if it is in writing and executed by the two parties.

e.                                       The parties represent that they read this Agreement carefully, and that they executed it of their free will and understanding its content.

f.                                         This Agreement cancels any prior memorandum of understanding between the parties, if any.

g.                                      The Lessee represents that it is aware that the attorney who drafted this Agreement represents the Lessor only, and that it is entitled to be represented by another attorney.

h.                                      The stamp fee for this Agreement shall be borne by the Lessee.

i.                                          The Lessee shall not be entitled to delay and/or hold back and/or refrain from paying the Rent and other payments that are or may be owing from it under this Agreement due to any reason or grounds, and it shall not enjoy the benefit of any set-off right or repossession right with respect to the Rent or other payments as aforesaid.

j.                                          Upon this Agreement’s execution, the Lessee shall provide the Lessor with an opinion of an attorney acting on its behalf confirming that its board of directors determined to approve the lease of the Premises as stated in this Agreement, and that those who are signing this Agreement on behalf of the Lessee are authorized to sign in the Company’s name and to obligate it.

k.                                       The parties’ addresses for purposes of this Agreement are as detailed in the Agreement’s preamble. Any notice that is sent by registered mail by one party to the other shall be deemed as if delivered to its destination seventy-two hours from the time that it was sent, and if it is hand delivered — at the time of delivery. All notices by the Lessee shall be sent to the Lessor’s representative, Mr. Yossi Barr, at 37 Ben Yisrael Street, Kfar Gibton, and to fax:

In Witness Whereof the Parties Have Executed this Agreement

Niber Promotions & Investments Ltd.	Kailight Photonics Ltd.

/s/	/s/

Atido Holdings Ltd.
/s/

Roller Electric Works

/s/